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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
American Jet Engine Services, Inc.



We consent to the inclusion of our report dated October 16, 1998, with respect to the balance sheets of American Jet Engine Services, Inc. as of September 30, 1998 and December 31, 1997, and the related statements of income, changes in shareholders equity, and cash flows for the nine months and twelve months then ended, which report appears in this amendment to the current report on Form 8-K of American Aircarriers Support, Incorporated dated November 19, 1998.



                                          /s/ Cherry, Bekaert & Holland, L.L.P.

Charlotte, North Carolina
January 15, 1999